Exhibit 10.1

APPLIED OPTOELECTRONICS, INC.

2026 EQUITY INCENTIVE PLAN

Adopted by the Board on April 13, 2026
Approved by the Company’s stockholders on June 4, 2026

1. Purpose of the Plan. The Company has adopted the 2026 Equity Incentive Plan to attract, retain and motivate individual service providers to the Company and its Related Companies by providing them the opportunity to acquire an equity interest in the Company and align their interests and efforts with the long-term interests of the Company’s stockholders. This Plan is intended to be the successor to the Prior Plans, and no new awards may be granted under the Prior Plans from and after the Effective Date.

2. Definitions. Capitalized terms used but not otherwise defined in the Plan have the meanings set forth in Appendix A.

3. Administration.

(a) Administrator. The Administrator is the Board or a Committee duly authorized by the Board (for so long as such authorization is extended). The Board and any Committee may have concurrent authority to administer the Plan. All references in the Plan to the “Administrator” will be to the Board or the authorized Committee.

(i) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, those transactions will be structured to satisfy the requirements for exemption under Rule 16b-3, including that the Award will be granted by the Board or a Committee that consists solely of two or more non-employee directors (as determined under Rule 16b-3(b)(3)) and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

(ii) Delegation to an Officer. The Administrator may delegate to one or more officers of the Company the authority to do one or both of the following: (A) designate employees who are not officers of the Company or members of the Board to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (B) determine the number of shares of Common Stock to be subject to the Awards granted to those employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the information required under Section 157(c) of the Delaware General Corporation Law (or any successor statute or rule thereto), including the total number of shares of Common Stock that may be subject to the Awards granted by the officer and that the officer may not grant an Award to themselves. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Administrator, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, the Administrator may not delegate to an officer who is acting solely in the capacity of an officer (and not also as a member of the Board) the authority to determine Fair Market Value of a share of Common Stock for purposes of determining the exercise price of Options or SARs.

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(b) Powers of Administrator. The Administrator will have full power and exclusive authority, subject to the terms of this Plan, restrictions under Applicable Law, and the delegation of authority from the Board, to:

(i) select which Eligible Persons will be granted Awards;

(ii) determine the type of Awards, number of shares of Common Stock covered by the Award, the Fair Market Value of the shares, and the terms and conditions of that Award (including when the Award may vest, be exercised (including prior to vesting), or settled, whether the Award carries rights to dividends or Dividend Equivalents, and whether the Award is to be settled in cash, shares of Common Stock, or other property) and the form of Award Agreement;

(iii) determine whether, to what extent and under what circumstances Awards may be amended (including to waive restrictions, accelerate vesting or extend exercise periods), tolled, cancelled or terminated;

(iv) interpret and administer the Plan, any Award Agreement and any other agreements or documents related to the administration of Awards;

(v) establish rules, and delegate ministerial duties to the Company’s employees consistent with Applicable Law, for the proper administration of the Plan; and

(vi) make any other determination and take any other action that the Administrator deems necessary or desirable for administration of the Plan.

The Administrator’s decisions will be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person.

4. Shares Subject to the Plan.

(a) Authorized Number of Shares. Subject to adjustment from time to time as provided in this Plan, the maximum aggregate number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) will be the sum of:

(i) 2,500,000 shares, plus

(ii) any shares of Common Stock that, as of the Effective Date, are available to be made subject to new grants under the Prior Plans, which shares will cease to be available for issuance under the Prior Plans as of the Effective Date and instead become available under this Plan, plus

(iii) up to 2,838,711 shares of Common Stock subject to awards granted under the Prior Plans that, on or after the Effective Date, would otherwise return to the share reserve of the Prior Plans under the terms of the Prior Plans (excluding shares tendered or withheld to pay the exercise or purchase price of or withholding taxes due on an award granted under the Prior Plans, but including shares subject to Lapsed Awards (as defined in the Prior Plans)), which shares will cease to be available under the Prior Plans and will become available under this Plan effective on the date the shares would otherwise return to the Prior Plans.

The maximum aggregate Share Reserve (the sum of (i), (ii) and (iii)) will not exceed 5,757,129 shares of Common Stock. Shares issued under the Plan will be drawn from authorized and unissued shares or treasury shares.

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(b) Share Use.

(i) If any Award lapses, expires, terminates or is forfeited or canceled due to failure to earn or exercise the Award prior to the issuance of shares thereunder, if shares are issued to a Participant but are forfeited to or repurchased by the Company at their original exercise or purchase price pursuant to the Company’s reacquisition or repurchase rights under the Plan, including any forfeiture or repurchase caused by the failure to meet a contingency or condition required for the vesting of such shares, or if an Award is settled in cash or other property, then those shares will revert to and be available for issuance under the Plan.

(ii) Shares tendered to or withheld by the Company to pay the exercise or purchase price of an Award or to satisfy any tax withholding obligation in connection with the exercise or settlement of an Award will be deemed issued and not be added back to the Share Reserve. Vested shares that have been issued under an Award and subsequently forfeited or reacquired by the Company will not be added back to the Share Reserve. If any shares of Common Stock are repurchased by the Company on the open market with the proceeds of the exercise or purchase price of an Award, then the number of shares so repurchased shall not remain available for subsequent issuance under the Plan.

(iii) If a Participant receives dividends or Dividend Equivalents in respect of an Award in the form of shares or reinvests cash dividends or Dividend Equivalents paid in respect of Awards into shares of Common Stock, those shares will not reduce the Share Reserve, unless expressly determined otherwise by the Administrator.

(iv) No fractional shares may be issued under the Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.

(v) The Administrator may grant Substitute Awards under the Plan. If the Board approves a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, the grant of those substitute or assumed awards will be deemed to be the action of the Administrator without any further action by the Administrator, and the persons holding the newly substituted or assumed Awards will be deemed to be Participants.

5. Eligibility; Non-Employee Director Award Limit.

(a) Eligible Recipients. The Administrator may grant Awards (i) to any employee (including any officer) of the Company or a Related Company and (ii) to any independent contractor (including directors, consultants and advisors) who is a natural person for bona fide services rendered to the Company or any Related Company, provided (A) the services are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities, in each case within the meaning of Form S-8 promulgated under the Securities Act and (B) the grant of an Award or issuance of the shares thereunder does not cause the Company to lose the ability to register the issuance of the shares under Form S-8.

(b) Non-Employee Director Award Limit. Notwithstanding any provision in the Plan to the contrary, the aggregate amount of all compensation granted during any calendar year to any member of the Board who is not an employee of the Company (“Non-Employee Director”), including any Awards (based on grant date fair value computed as of the date of grant in accordance with applicable financial accounting rules) and any cash retainer or meeting fee paid or provided for service on the Board or any committee thereof, or any Award granted in lieu of any such cash retainer or meeting fee, shall not exceed $750,000, with the value increased to $1,000,000 for any Non-Employee Director that joins the Company during the fiscal year. Awards granted under the Plan will be considered in determining compliance under the Company’s Stock Ownership and Retention Guidelines.

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6. Provisions Applicable to All Awards.

(a) Grant Date. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Administrator, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, received by, or accepted by, the Participant.

(i) Clerical Errors. If the Administrator’s records (e.g., consents, resolutions or minutes) documenting the corporate action granting the Award contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the Administrator’s records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(ii) Grants Prior to Start Date. If the Administrator attempts to grant an Award effective as of a date in the future, and if the Award recipient is not in service with the Company or a Related Company as of that future date (either due to failure to commence service by that future date or a Termination of Service), then as of that future date, the Award will be deemed null, void and of no force and effect without any further action by the Administrator, and the individual will have no rights, title or interests in or to the Award or the shares of Common Stock underlying the Award.

(b) Evidence of Awards. The Administrator will document all Awards by a written instrument (which may include electronic writings such as smart contracts and distributed ledger entries) that contains the material terms of the Award, including but not limited to the consideration to be paid to receive the award (including the Participant’s services to the Company or a Related Company), the exercise or purchase price (if any), the vesting schedule (including any performance vesting triggers), and the Company’s rights to repurchase or reacquire the shares subject to the Award.

(c) Other Governing Documents. The Administrator may require a Participant, as a condition to receiving shares under the Plan, to sign additional documentation as reasonably required by the Administrator for compliance with Applicable Laws and the orderly administration of the Plan.

(d) Payments for Shares and Taxes. The Administrator will determine the forms of consideration a Participant may use to pay the exercise or purchase price for shares issued under Awards and any withholding taxes or other amounts due in connection with Awards. A Participant must pay all consideration due in connection with the Award (including withholding taxes) before the Company will issue the shares being acquired. The Administrator may (but is not required to) permit the use of the following forms of consideration:

(i) cash or cash equivalent, including checks, wire transfers, ACH payments, and convertible virtual currencies;

(ii) having the Company withhold shares of Common Stock and any other consideration that would otherwise be issued under an Award (other than in respect of an Incentive Stock Option) that have an aggregate Fair Market Value on that date equal to the consideration owed to the Company, including in connection with a Change of Control (a “Withhold to Cover”);

(iii) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant free and clear of any liens, claims or other encumbrances that have an aggregate Fair Market Value on that date equal to the consideration owed to the Company, but only if the tender will not result in any adverse accounting consequences to the Company;

(iv) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by Applicable Laws, delivery of a properly executed agreement, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the consideration due to the Company, all in accordance with the regulations of the Federal Reserve Board (a “Public Sell to Cover”); and/or

(v) such other consideration as the Administrator may permit.

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A Participant may request or authorize the Administrator to withhold amounts owed under this Plan from cash payments otherwise owed to the Participant by the Company or a Related Company. If a Participant engages in a Withhold to Cover transaction to pay for applicable tax withholdings, the value of the shares so withheld may not exceed the employer’s applicable maximum required tax withholding rate or such other applicable rate as is necessary to avoid adverse treatment for financial accounting purposes, as determined by the Administrator.

(e) Vesting. Unless otherwise provided by the Administrator, a Participant will cease vesting in an Award at the time of the Participant’s Termination of Service and the Participant will have no further rights, title or interests in or to the unvested portion of the Award following the Termination of Service.

(f) Performance-Based Awards. The Administrator may grant Awards subject to performance-based conditions. The Administrator may choose the performance-based conditions in its sole discretion, which may be determined on a Company-wide, divisional, business unit or individual basis and may include Performance Metrics. The time period during which the performance-based conditions must be met will be called the “Performance Period.”

(g) Change in Service; Leaves of Absence. The Administrator will determine the effect on Awards of a Participant’s leave of absence or change in hours of employment or service. In general, if, after the Grant Date of any Award to a Participant, the Participant’s regular level of time commitment in the performance of the Participant’s services for the Company and any Related Companies is reduced (for example, and without limitation, if the Participant has a change in status from a full-time employee to a part-time employee, or if the Participant goes on a leave of absence without using paid vacation or sick days), the Administrator has the right in its sole discretion (and without the need to seek or obtain the consent of the affected Participant) to (i) make a corresponding reduction in the number of shares, other property or cash subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award (but only if the modification would not cause the Participant to incur penalties or additional taxation under Section 409A). If an Award is reduced, the Participant will have no right with respect to the portion of the Award that is so reduced.

(h) Applicability of Award Terms to New Property. If a Participant receives new or additional shares of Common Stock, other securities, other property, or cash in respect of an Award, those shares, securities, property and cash will be subject to all the same terms of the Plan and the Award Agreement as applied to the underlying shares of Common Stock subject to that Award.

(i) Dividends and Dividend Equivalents. The Administrator, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to receive dividends or Dividend Equivalents with respect to the payment of cash dividends on shares having a record date prior to the date on which the Awards are settled or forfeited. The dividends or Dividend Equivalents, if any, will be credited to an Award in such manner and subject to such terms and conditions as determined by the Administrator in its sole discretion subject to the provisions of the Plan. However, dividends and Dividend Equivalents will be subject to the same vesting provisions as the Awards to which they relate, and while amounts may accrue while the Award or Dividend Equivalent is unvested, the amounts payable with respect to Dividend Equivalents or dividends will not be paid before the Dividend Equivalent or the Award to which it relates vests. If a dividend or distribution is paid in shares of Common Stock or any other adjustment is made on a change in the capital structure of the Company as described in Section 12, appropriate adjustments will be made to the Participant’s Award and the associated Dividend Equivalent so that it represents the right to receive on settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the consideration issuable on settlement of the Award, and all such new, substituted or additional securities or other property will be immediately subject to the same vesting and settlement conditions as are applicable to the Award. Dividend Equivalents will be subject to the same Award Limits applicable to the underlying Award.

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(j) Recoupment. All Awards are subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law, including, but not limited to, the Company’s Incentive Compensation Recovery Policy. The implementation of any clawback policy will not be deemed a triggering event for purposes of any definition of “good reason” for resignation or “constructive termination.”

(k) Investigations. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant will be terminated for Cause, all the Participant’s rights under any Award will likewise be suspended during the period of investigation.

(l) No Obligation to Notify or Minimize Taxes. The Company and the Administrator will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising the Participant’s rights under an Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

7. Options & SARs.

(a) Exercise Price.

(i) Generally, the Administrator may not grant Options or SARs with an exercise price per share less than 100% of the Fair Market Value of the Common Stock on the Grant Date.

(ii) The Administrator may grant Options or SARs with a price less than 100% of the Fair Market Value in the case of Substitute Awards.

(iii) Without the approval of the Company’s stockholders, the Administrator may not engage in a transaction that is commonly referred to as a “repricing” of an outstanding Option or SAR, including (A) reducing the exercise price of an outstanding Option or SAR with an exercise price greater than the then-current Fair Market Value of the Common Stock (an “Underwater Award”), (B) cancelling an Underwater Award and granting in substitution (1) an Award with a lower exercise price, (2) cash, and/or (3) other consideration determined by the Administrator, or (C) take any other action that is treated as a “repricing” under generally accepted accounting principles.

(b) Term. The maximum term of an Option or SAR will be 10 years from the Grant Date, subject to earlier termination in accordance with the terms of the Plan and the Award Agreement.

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(c) Conditions to Exercise.

(i) To exercise an Option or SAR, the Participant must deliver (A) the exercise agreement stating the number of shares being purchased and, if applicable, the account number or digital wallet address into which the shares should be deposited, (B) payment in full of the exercise price and any tax withholding obligations, and (C) any additional documents required by the Company as a condition to exercise. The Company will not initiate the settlement on the exercise of an Option or SAR until the Company has verified that all conditions necessary for the exercise of the Award have been satisfied (including compliance with Applicable Laws), all the foregoing steps have been completed and the Company initiates the issuance of the shares in the Participant’s name. The Company will issue exercised shares promptly after the exercise.

(ii) The Administrator may modify the exercise agreement form and the procedure for exercise, from time to time, including after the Grant Date of an Award, without the Participant’s consent. The Administrator may restrict exercise to those times when the exercise will not violate Applicable Laws. In addition, the Administrator may prohibit exercise during any “blackout” or “closed” trading windows under the Company’s insider trading policies (as amended from time to time).

(iii) The Administrator may require that an Option may be exercised only for whole shares and for not less than a reasonable number of shares at any one time.

(d) Non-Exempt Employees. If an Option or SAR is granted to an employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least 6 months following the Grant Date of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a disability, (ii) on a Change of Control in which such Option or SAR is not assumed, continued, or substituted, or (iii) on the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than 6 months following the Grant Date. The foregoing provision is intended to operate so that any income derived by a non-exempt employee from the exercise or vesting of an Option or SAR will be exempt from the employee’s regular rate of pay. If required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee from the exercise, vesting or issuance of any shares under any other Award will be exempt from the employee’s regular rate of pay, the provisions of this paragraph will apply to all Awards and are hereby incorporated by reference into such Award Agreements.

(e) Effect of Termination of Service. The Administrator will establish and define in the Award Agreement how an Option or SAR will be treated on a Termination of Service. Unless otherwise set forth in the Award Agreement or otherwise determined by the Administrator, the following treatment will apply:

(i) Any portion of an Award that is not vested and exercisable on the date of a Participant’s Termination of Service will expire on the Participant’s Termination of Service.

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(ii) Any portion of an Award that is vested and exercisable on the date of a Participant’s Termination of Service will expire on the earliest to occur of the following, if not exercised by that date:

(A) if the Participant’s Termination of Service occurs for reasons other than Cause, Disability or death, the date that is three months after such Termination of Service;

(B) if the Participant’s Termination of Service occurs by reason of Cause, the date of the Termination of Service;

(C) if the Participant’s Termination of Service occurs by reason of death or Disability, the date that is 12 months after such Termination of Service;

(D) if the Administrator determines during any of the foregoing post-termination exercise periods that Cause for termination existed at the time of the Participant’s Termination of Service, immediately on such determination;

(E) if, during any of the foregoing periods, the Company undergoes a Change of Control and the successor or acquiring entity refuses to assume, continue, replace or substitute an equivalent Award, then at the effective time of the Change of Control; and

(F) the Award Expiration Date.

(f) Extension Under Limited Circumstances. The Administrator may provide that:

(i) if the exercise of an Option or SAR following the Termination of Service (other than upon the Participant’s death or Disability) would result in liability under Section 16(b) of the Exchange Act, then the Award will terminate on the earlier of (A) the Award Expiration Date, or (B) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b) of the Exchange Act; or

(ii) if the exercise of the Award following the Participant’s Termination of Service (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or the Company’s insider trading policy, then the Award will terminate on the earlier of (A) the Award Expiration Date or (B) the expiration of a period of thirty (30) days (or such longer period of time as determined by the Administrator in its sole discretion) after the Termination of Service during which the exercise of the Award would not be in violation of such registration requirements or insider trading policy requirements.

(g) No Reload Options. Options shall not be granted under this Plan in consideration for, and shall not be conditioned upon, the delivery of shares of Common Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other Option.

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8. Incentive Stock Option Limitations. The terms of an Incentive Stock Option must comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder, each of which is incorporated by reference into this Plan. The Administrator will construe the terms of any Option granted as an Incentive Stock Option within the meaning of Section 422 of the Code, and if the Option (or a portion thereof) does not meet the requirements of Section 422 of the Code, that Option (or that portion) will be treated as a Nonqualified Stock Option. The requirements of Section 422 of the Code include the following:

(a) ISO Limit. The maximum number of shares that may be issued on the exercise of Incentive Stock Options will equal the Share Reserve (the “ISO Limit”). Each increase to the Share Reserve authorized by the Board and stockholders after the Effective Date will also result in a corresponding increase in this ISO Limit, unless otherwise expressly provided in the Board or stockholder resolutions approving such increase.

(b) ISO Granting Period. No Incentive Stock Options may be granted more than 10 years after the later of (i) the adoption of the Plan by the Board and (ii) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code. For clarity, any stockholder approved amendment of the Share Reserve that also amends the ISO Limit will be deemed the adoption of a new plan for purposes of Section 422 of the Code and therefore an extension of the period in which Incentive Stock Options may be granted, unless otherwise expressly provided for in the stockholder resolutions approving such increase.

(c) ISO Qualification. If the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant’s Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000 (or such other limit established by the Code), or if the Option otherwise does not comply with the requirements under Section 422 of the Code, the Option (or the portion that does not meet the requirements of Section 422 of the Code) will be treated as a Nonqualified Stock Option. Options will be taken into account in the order in which they were granted. If the Participant holds two or more Options that become exercisable for the first time in the same calendar year, such limitation will be applied on the basis of the order in which such Options are granted.

(d) Eligible Employees. Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Stock Options. This Plan does not prohibit the grant of Incentive Stock Options to employees who reside or work outside of the United States.

(e) Exercise Price. Incentive Stock Options will be granted with an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (as determined under the Code, a “Ten Percent Stockholder”), will be granted with an exercise price per share not less than 110% of the Fair Market Value of the Common Stock on the Grant Date. The Administrator will determine status as a Ten Percent Stockholder in accordance with Section 422 of the Code.

(f) Option Term. The maximum term of an Incentive Stock Option will not exceed 10 years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, will not exceed 5 years, in each case, subject to earlier termination in accordance with the terms of the Plan and the Award Agreement.

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(g) Exercisability. An Option designated as an Incentive Stock Option will cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (i) more than three months after the date of a Participant’s termination of employment if termination was for reasons other than death or disability, (ii) more than one year after the date of a Participant’s termination of employment if termination was by reason of disability (as defined for purposes of Section 422 of the Code), or (iii) more than six months following the first day of a Participant’s leave of absence that exceeds three months, unless the Participant’s reemployment rights are guaranteed by statute or contract (as such rule is explained in Section 422 of the Code).

(h) Taxation of Incentive Stock Options. To obtain the tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired on the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise (that is, the Participant must not Transfer the shares until at least the day after the expiration of these periods). A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant must give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of these holding periods.

(i) Code Definitions. For the purposes of this Section 8, “disability,” “parent corporation” and “subsidiary corporation” will have the meanings attributed to those terms for purposes of Section 422 of the Code.

(j) Stockholder Approval. No Incentive Stock Options may be granted more than ten years after the earlier of the approval by the Board or the stockholders of the Plan (or any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code).

9. Restricted Stock, Restricted Stock Units and Other Stock Based Awards.

(a) Restricted Stock. The Administrator will specify whether the Award is a Restricted Stock Purchase Award or a Restricted Stock Bonus Award.

(i) Section 83(b) Election. The Administrator may require that the Participant deliver a completed copy of the Participant’s Section 83(b) election, the taxes due in connection with that election and evidence of timely receipt of the Section 83(b) election by the Internal Revenue Service. If a Participant fails to satisfy these requirements, the Administrator will instruct the Company to withhold/remit (if applicable) taxes on, and report to the applicable taxing authorities, the income recognized on each subsequent vesting date of the Award in accordance with Applicable Law. In the alternative, the Administrator may grant the Award of Restricted Stock subject to a forfeiture condition whereby failure to satisfy these requirements results in the forfeiture of all unvested shares of Common Stock subject to the Award at the Participant’s original purchase price (or for no consideration, in the case of a Restricted Stock Bonus Award).

(b) Restricted Stock Units.

(i) If the Administrator grants Restricted Stock Units intended to be exempt from Section 409A under Treasury Regulation Section 1.409A-1(b)(4), then (A) the Company will treat each installment of Restricted Stock Units that vests as a separate installment for purposes of Section 409A, and (B) the Company will deliver the vested shares of Common Stock (or other property or cash due on vesting) not later than the last day of the period determined under Treasury Regulation Section 1.409A-1(b)(4), which is incorporated by reference into this Plan.

(ii) If the Administrator grants Restricted Stock Units intended to be compliant deferred compensation under Treasury Regulation Section 1.409A-3, then (A) the Company will treat each installment of Restricted Stock Units that vests as a separate installment for purposes of Section 409A, and (B) if the Award Agreement fails to state at least one permitted distribution event or form of payment, the Award Agreement will be deemed to provide that the earlier to occur of a Change of Control and the date that is the first day of the 6th calendar year after the Grant Date as the permitted distribution dates and a lump sum payment as the form of payment.

(c) Other Stock Awards. The Administrator may grant or sell Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, shares of the Company’s Common Stock. The Administrator will determine the form of such Award and the terms and conditions to earning the Award in its sole discretion, including the number of shares referenced by the Award, the vesting schedule, whether it will be settled in Common Stock, cash or other property, and when it will be settled.

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10. Tax Matters.

(a) Withholding. The Company will require the Participant to pay to the Company or a Related Company, as applicable, the amount of (i) any taxes that the Company or a Related Company is required by applicable federal, state, local or foreign law to withhold with respect to an Award and (ii) any other amounts due from the Participant to the Company, any Related Company or any governmental authority. The Company will not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied. As a result, a Participant may not be able to exercise an Award or have an Award settled, even though the Award is vested, unless and until such obligations are satisfied. As a condition to acceptance of any Award under the Plan, (i) a Participant authorizes withholding by the Company or a Related Company from payroll and any other amounts payable to such Participant, and otherwise agree to make adequate provision for (including), any sums required to satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations of the Company or a Related Company which arise in connection with the Award and (ii) a Participant agrees to indemnify and hold the Company and the Related Companies harmless from any failure by the Company or a Related Company to withhold the proper amount. The Administrator makes no representations that Awards granted under the Plan will, and makes no undertaking to, minimize the tax impact to the Participant.

(b) Section 409A. The Company intends that the Plan and Awards granted under the Plan (unless otherwise expressly provided for in the Award Agreement and Administrator resolutions approving the Award) are exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5) or 1.409A-1(b)(6), or otherwise. The Administrator will use reasonable best efforts to interpret, operate and administer the Plan and any Award granted under the Plan in a manner consistent with this intention. However, the Administrator makes no representations that Awards granted under the Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

(i) If Section 409A is applicable to any Award granted under the Plan (that is, to the extent not so exempt), the Administrator intends that the non-exempt Award will comply with the deferral, payout, plan termination and other limitations and restrictions imposed under Section 409A.

(ii) If necessary for exemption from, or compliance with, Section 409A:

(A) All references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i).

(B) The Administrator will treat each installment that vests or is delivered under an Award in a series of payments or installments as a separate payment for purposes of Section 409A, unless expressly set forth in the Award Agreement that each installment is not a separate payment.

(C) If the Participant is a “specified employee,” within the meaning of Section 409A, then if necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the 6-month period immediately following the Participant’s “separation from service” will not be paid to the Participant during such period, but will instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is 6 months following the Participant’s separation from service or the Participant’s death, unless the amounts can be paid in another manner that complies with Section 409A.

(D) If, after the Grant Date of an Award, the Administrator determines that an Award is reasonably likely to fail to be either exempt from or compliant with Section 409A, the Administrator reserves the right, but will not be required, to unilaterally (and without the affected Participant’s consent) amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A. Any such amendment or modification made to avoid the imposition of adverse taxation under Section 409A will be deemed not to materially adversely impact the Participant.

(E) The right to any dividends or Dividend Equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right may not be contingent, directly or indirectly, on the exercise of the Option or Stock Appreciation Right and must otherwise comply with or qualify for an exemption under Section 409A. In addition, the right to any dividends or Dividend Equivalents declared and paid on Restricted Stock must comply with or qualify for an exemption under Section 409A.

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11. Restrictions on Transfer of Awards and Common Stock.

(a) No Transfer of Awards. A Participant may not Transfer an Award or interest in an Award other than (i) Transfers on Participant’s death by will or by the Applicable Laws of descent and distribution, and (ii) Transfers of vested shares of Common Stock after the period of restrictions have lapsed or been removed and the shares have been issued to the Participant, and subject to compliance with the Company’s policies on trading in Company securities and Applicable Laws. In general, during a Participant’s lifetime, only the Participant granted the Award may exercise the Award or purchase the shares under the Award. The Administrator may permit the Transfer of an Award or an interest in an Award if that Transfer complies with all Applicable Laws, such as a transfer to a trust if the Participant is considered the sole beneficial owner of the trust (as determined under Applicable Laws) or pursuant to a court-endorsed domestic relations order in a format acceptable to the Administrator.

(b) Refusal to Transfer. The Company will not be required (i) to Transfer on its books any shares of Common Stock that have been purportedly Transferred in violation of any of the provisions of this Plan, or (ii) to treat as owner of the shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom the shares have purportedly been so Transferred. In general, any Transfer or purported Transfer of an Award or of shares of Common Stock issued under the Plan in violation of the Plan will be null and void, and will have no force or effect.

12. Changes to Company’s Common Stock.

(a) If the Company undertakes a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure that constitutes an equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto) and that results in (i) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (ii) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Administrator will make proportional adjustments in (A) the maximum number and kind of securities available for issuance under the Plan; (B) the maximum number and kind of securities issuable as Incentive Stock Options; and the maximum number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid under the Award, in each case as necessary to prevent the diminution or enlargement of rights under this Plan. The determination by the Administrator as to the terms of any of the foregoing adjustments will be conclusive and binding. For clarity, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either on direct sale or on the exercise of rights or warrants to subscribe therefor, or on conversion of shares or obligations of the Company convertible into such shares or other securities, will not affect, and no adjustment by reason thereof will be made with respect to, outstanding Awards.

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, and unless otherwise determined by the Administrator in its sole discretion, Awards will terminate immediately prior to the dissolution or liquidation of the Company. If a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Administrator, the portion of the Award subject to that condition, provision or right will be forfeited immediately prior to the consummation of the dissolution or liquidation.

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(c) Change of Control. The following provisions will apply to Awards in the event of a Change of Control unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Related Company and the Participant. In the event of a Change of Control:

(i) All outstanding Awards that are subject to vesting based on continued employment or service with the Company or a Related Company shall become fully vested and immediately exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the Change of Control and such Awards shall terminate at the effective time of the Change of Control; provided, however, that with respect to a Change of Control that is a Company Transaction in which such Awards could be converted, assumed, substituted for or replaced by the Successor Company, such Awards shall become fully vested and exercisable or payable, all applicable restrictions or forfeiture provisions shall lapse, and such Awards shall terminate at the effective time of the Change of Control, only if and to the extent such Awards are not converted, assumed, substituted for or replaced by the Successor Company. If and to the extent that the Successor Company converts, assumes, substitutes for or replaces an Award, the vesting restrictions and/or forfeiture provisions applicable to such Award shall not be accelerated or lapse, and all such vesting restrictions and/or forfeiture provisions shall continue with respect to any shares of the Successor Company or other consideration that may be received with respect to such Award.

(ii) For the purposes of Section 12(c)(i), an Award shall be considered converted, assumed, substituted for or replaced by the Successor Company if following the Company Transaction the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Administrator may, with the consent of the Successor Company, provide for the consideration to be received pursuant to the Award, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Administrator, and its determination shall be conclusive and binding.

(iii) All outstanding Awards that are subject to vesting based on the achievement of specified performance goals, and that are earned and outstanding as of the date the Change of Control is determined to have occurred, and for which the payout level has been determined, shall be payable in full in accordance with the payout schedule pursuant to the instrument evidencing the Award. Any remaining outstanding Awards that are subject to vesting based on the achievement of specified Performance Metrics (including any applicable Performance Period) for which the payout level has not been determined shall be prorated based on actual results measured against the performance goals as of the Change of Control and shall be payable in accordance with the payout schedule pursuant to the instrument evidencing the Award. Any existing deferrals or other restrictions not waived by the Administrator in its sole discretion shall remain in effect. With respect to a Change of Control that is a Company Transaction in which such Awards could be converted, assumed, substituted for or replaced by the Successor Company, such Awards shall terminate at the effective time of the Change of Control if and to the extent such Awards are not converted, assumed, substituted for or replaced by the Successor Company.

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(iv) Notwithstanding the foregoing, the Administrator, in its sole discretion, may instead provide in the event of a Change of Control that is a Company Transaction that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Company Transaction and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the value of the per share consideration received by holders of Common Stock in the Company Transaction, or, in the event the Company Transaction is a transaction that does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Administrator in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Administrator in its sole discretion) exceeds (B) if applicable, the respective aggregate exercise price or grant price for such Awards.

(v) For the avoidance of doubt, nothing in this Section 12(c) requires all outstanding Awards to be treated similarly.

(d) Non-Employee Director Awards. Awards granted to Non-Employee Directors who remain in Service on the Board as of immediately prior to the effective time of a Change of Control will become fully vested and exercisable as of immediately prior to the effective time, provided the Non-Employee Director signs and returns a joinder and release agreement comparable to (and not materially more onerous than) that required of the Company’s stockholders as part of the definitive agreement relating to the Change of Control.

(e) Further Adjustment of Awards. The Administrator will have the discretion to take additional action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but will not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

(f) No Limitations. The grant of Awards will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or Transfer all or any part of its business or assets.

(g) Payment Conditions. By accepting an Award under the Plan, each Participant agrees that if an Award is to be terminated in connection with a Change of Control in exchange for a payment in cash, securities or other property, a condition to receipt of any such payment is that the Participant execute an Award termination agreement providing for, among other things, (i) the Participant’s agreement and consent to (A) the amount of such consideration to be paid in respect of the Award and (B) the termination of the Award in exchange for such consideration, (ii) the Participant’s agreement to be bound by the indemnification, escrow, earn-out, holdback or similar arrangements contained in the definitive agreements relating to the Change of Control that are applicable to holders of Common Stock generally, (iii) a customary release of any and all claims the Participant may have, whether known, unknown or otherwise, arising from or relating to the Award and ownership of Company securities, including any claims relating to cash, equity or other compensation, (iv) the Participant’s agreement to keep all non-public information provided in connection with the Change of Control transaction confidential, and (v) other customary provisions.

(h) Fractional Shares. In the event of any adjustment in the number of shares covered by any Award, each such Award will cover only the number of full shares resulting from such adjustment, and any fractional shares resulting from such adjustment will be disregarded.

13. Term of the Plan. This Plan will expire 10 years after the original adoption of the Plan by the Board. The Administrator may not grant new Awards after the expiration of the Plan or the date the Plan is otherwise terminated. Stockholders of the Company must approve the Plan and any increase in the Share Reserve and ISO Limit not later than 12 months after the Plan, Share Reserve or ISO Limit increase, as applicable, is adopted by the Board.

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14. Amendment and Termination.

(a) Plan Amendment, Suspension or Termination. The Administrator may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it will deem advisable. No amendment will be effective absent stockholder approval if required by Applicable Law, including any amendment that would increase the Share Reserve or ISO Limit.

(b) Award Amendment. The Administrator may amend any Award at any time. However, the Administrator may not amend an Award in a manner that materially adversely impacts the rights of the Participant holding that Award without the Participant’s written consent. A Participant will not be deemed to have been materially adversely impacted if, without the consent of the Participant, the Board amends an Award: (i) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (ii) to change the terms of an Incentive Stock Option to the extent such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (iii) to clarify the manner of exemption from, or to bring the Award into compliance with Section 409A, (iv) to correct clerical or typographical errors, or (v) to comply with other Applicable Laws.

15. No Individual Rights.

(a) No individual or Participant will have any claim to be granted any Award under the Plan. The Company has no obligation for uniformity of treatment of Participants under the Plan.

(b) Nothing in the Plan or any Award will be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other service relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s Service relationship at any time, with or without cause.

16. Conditions on Issuance of Shares.

(a) The Company will have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all Applicable Laws.

(b) The Company will be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any regulatory commission or agency the authority that legal counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock under those Awards.

(c) As a condition to the receipt of Common Stock under the Plan, the Administrator may require the Participant to (i) make any representations or warranties required for compliance with Applicable Laws and (ii) undertake additional actions as necessary to comply with Applicable Laws.

(d) The Company may issue shares of Common Stock on a noncertificated basis, including as digital assets located on a distributed ledger or blockchain, to the extent not prohibited by Applicable Law or the applicable rules of any stock exchange. The Company may require that any shares of Common Stock that are unvested or subject to transfer restrictions will be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Administrator.

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17. No Rights as a Stockholder. Unless otherwise provided by the Administrator or in the Award Agreement or in a written employment, services or other agreement, no Participant will be deemed to be the holder of, or have any rights of a holder of, the shares of the Common Stock subject to an Award unless and until the date of issuance under the Plan of the shares that are the subject of such Award. No adjustment to an Award will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued, except as provided in Section 12.

18. Participants in Other Countries or Jurisdictions. The Administrator may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan. The Administrator has the authority to adopt Plan modifications, administrative procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees.

19. No Trust or Fund. The Plan is intended to constitute an “unfunded” plan. Nothing contained herein will require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant. No Participant will have any rights that are greater than those of a general unsecured creditor of the Company. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

20. Successors. All obligations of the Company under the Plan with respect to Awards will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company. The Plan and conditions of any Award will be binding on the Participant and the Participant’s estate, executor, any receiver or trustee in bankruptcy and any representative of Participant’s creditors.

21. Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision will be construed or deemed amended to conform to Applicable Laws. If any such provision cannot be so construed or deemed amended without, in the Administrator’s determination, materially altering the intent of the Plan or the Award, such provision will be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award will remain in full force and effect.

22. Choice of Law and Venue. The Plan, all Awards granted thereunder, and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the state of Texas without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the state of Texas.

23. Legal Requirements. The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to and intended to comply with all Applicable Laws.

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APPENDIX A

DEFINITIONS

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Administrator” has the meaning set forth in Section 3(a) of the Plan.

“Applicable Law” means the requirements relating to the administration of this Plan and the Awards granted hereunder under any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).

“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or cash-based award or other incentive payable in cash or in shares of Common Stock, as may be designated by the Administrator from time to time.

“Award Agreement” means the written document stating the terms of the Award.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in an Award Agreement or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means, with respect to a Participant, the occurrence of any of the following events: (a) such Participant’s commission of any felony or any misdemeanor involving moral turpitude, dishonesty or fraud; (b) such Participant’s commission of a crime involving fraud or dishonesty under the laws of the United States or any state thereof; (c) such Participant's violation of any contract or agreement between the Participant and the Company or a Related Company or any breach of any statutory duty owed to the Company or a Related Company; (d) such Participant’s unauthorized use, misappropriation or disclosure of the confidential information or trade secrets of the Company or a Related Company; (e) such Participant's misconduct that is injurious or reasonably likely to be injurious to the Company or a Related Company, whether financially, reputationally or otherwise; (f) such Participant’s willful failure or refusal to perform the duties and responsibilities of the Participant's position or to comply with any lawful directive of the Company or a Related Company; (g) such Participant’s material failure to comply with the written policies or rules of the Company or a Related Company; or (h) such Participant's act of fraud, embezzlement or misappropriation against the Company or a Related Company. The determination that a termination of the Participant is either for Cause or without Cause will be made by the Administrator, in its sole discretion. Any determination by the Administrator that a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect on any determination of the rights or obligations of the Company or such Participant for any other purpose.

“Change of Control,” unless the Administrator determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a) Any person or entity becomes the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.

(b) A Company Transaction.

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However, the term Change of Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

In addition, a Change of Control will not be deemed to occur (i) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other entity or person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (ii) solely because the level of ownership held by any person or entity (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding. However, if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change of Control will be deemed to occur.

If necessary for compliance with Section 409A, no transaction will be a Change of Control unless it is also a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means a duly authorized committee of the Board that is structured to satisfy Applicable Laws for purposes of the actions being taken by that Committee.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” means Applied Optoelectronics, Inc., a Delaware corporation.

“Company Transaction” means:

(a) a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction, or (B) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(b) a sale in one transaction or a series of transactions undertaken with a common purpose of more than 50% of the Company’s outstanding voting securities; or

(c) a sale or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to a person or entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale or other disposition.

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“Disability” unless otherwise defined by the Administrator for purposes of the Plan or in an Award Agreement or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform the Participant’s material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Administrator, each of whose determination will be conclusive and binding.

“Dividend Equivalent” means a credit, made at the discretion of the Administrator or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Common Stock for each share represented by an Award held by such Participant. Dividend Equivalents will generally be subject to the same vesting restrictions as the related shares subject to the underlying Award. The Administrator may settle Dividend Equivalents in cash, shares of Common Stock, or a combination thereof.

“Effective Date” means the date the Plan is first approved by the stockholders.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5 of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the per share fair market value of the Common Stock as established in good faith by the Administrator. In general, if the Common Stock is listed on an established stock exchange or national market system, the Administrator will use the closing sales price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Administrator using such methods or procedures as it may establish. If the Common Stock is not listed on a national stock exchange or national market system, the Administrator will determine Fair Market Value in a manner consistent with Sections 409A and 422 of the Code. However, in determining the value of a share for purposes of tax reporting purposes and such other purposes as determined by the Administrator, the Administrator may calculate Fair Market Value using the foregoing methods, the actual sales price in the transaction at issue (e.g., “sell to cover”), or such other value determined by the Company’s general counsel or principal financial officer in good faith in a manner that complies with applicable tax laws.

“Good Reason” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term as applicable to an Award and, in the absence of such agreement, such term means, with respect to a Participant, the Participant’s resignation from all positions he or she then-holds with the Company following: (i) a reduction in the Participant’s base salary of more than 10% or (ii) the required relocation of Participant’s primary work location to a facility that increases the Participant’s one-way commute by more than 50 miles, in either case, only if (x) Participant provides written notice to the Company’s Chief Executive Officer within 30 days following such event identifying the nature of the event, (y) the Company fails to cure such event within 30 days following receipt of such written notice and (z) Participant’s resignation is effective not later than 30 days thereafter.

“Grant Date” means the later of (a) the date on which the Administrator completes the corporate action authorizing the grant of an Award or such later date specified by the Administrator and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards will not defer the Grant Date.

“Incentive Stock Option” or “ISO” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

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“Nonqualified Stock Option,” “Nonstatutory Stock Option,” or “NSO” means an Option that does not qualify as an Incentive Stock Option.

“Non-Employee Director” means a member of the Board who is not an employee of the Company or any Related Company.

“Option” means a right to purchase Common Stock granted under Section 7 of the Plan. Options are either Incentive Stock Options or Nonstatutory Stock Options.

“Parent Company” means a company or other entity which as a result of a Company Transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

“Participant” means any Eligible Person to whom an Award is granted.

“Performance Metrics” means any performance objectives selected by the Administrator, which may include measuring achievement in earnings (including earnings per share or net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; billings; financing; regulatory milestones; stockholder liquidity; corporate governance and compliance; environmental or climate impact; social good impact; intellectual property; personnel matters; progress of internal research; progress of partnered programs; partner satisfaction; budget management; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; investor relations, analysts and communication; implementation or completion of projects or processes; employee retention; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with respect to the marketing, distribution and sale of the Company’s products; supply chain achievements; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; and corporate development and planning goals. Performance Metrics may be measured on an absolute basis or relative to a pre-established target, across or within Performance Periods, and, with respect to financial metrics, in accordance with or with deviations from either United States Generally Accepted Accounting Principles (“GAAP”) or International Accounting Standards Board (“IASB”) principles.

“Plan” means this 2026 Equity Incentive Plan.

“Prior Plans” means the Company’s Amended and Restated 2021 Equity Incentive Plan and the Amended and Restated 2013 Equity Incentive Plan.

“Related Company” means any “parent” or “subsidiary” of the Company, as such terms are defined under Rule 405 of the Securities Act. The Administrator will determine status as a Related Company.

“Restricted Stock” means an Award of shares of Common Stock, either without payment of a purchase price (a “Restricted Stock Bonus Award”) or with payment of a purchase price (a “Restricted Stock Purchase Award”).

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“Restricted Stock Unit” or “RSU” means an Award denominated in units of Common Stock that represents an unfunded, unsecured right to receive the Fair Market Value of one share of Common Stock for each unit subject to the Award in cash, Common Stock or other securities, on the date of vesting or settlement.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

“Section 409A” means Section 409A of the Code.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Service” means there has not been a Termination of Service with respect to a Participant.

“Stock Appreciation Right” or “SAR” means a right to receive, in cash, shares of Common Stock or other securities, (i) the Fair Market Value per share of Common Stock on the date of exercise minus the grant price per share of Common Stock subject to the SAR, multiplied by (ii) the number of shares of Common Stock with respect to which the SAR is exercised.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.

“Termination of Service” unless the Administrator determines otherwise with respect to an Award, means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death or Disability. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service will be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Administrator, whose determination will be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company will not be considered a Termination of Service for purposes of an Award. Unless the Administrator determines otherwise, a Termination of Service will be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company. A Participant’s change in status from an employee of the Company or a Related Company to a Non-Employee Director, consultant, advisor or independent contractor of the Company or a Related Company, or a change in status from a Non-Employee Director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, will not be considered a Termination of Service.

“Transfer” means, as the context may require, (a) any sale, assignment, pledge (as collateral for a loan or as security for the performance of an obligation or for any other purpose), hypothecation, mortgage, encumbrance or other disposition, whether by contract, gift, will, intestate succession, operation of law or otherwise, of all or any part of an Award or shares issued thereunder, as applicable, (b) any transaction designed to give the stockholder essentially the same economic benefit as any of the foregoing, and (c) any verb equivalent of the foregoing.

“Vesting Commencement Date” means the date selected by the Administrator as the date from which an Award begins to vest.

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